UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2011 (November 1, 2011)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01

Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 1, 2011, we entered into a four-year $200,000,000 unsecured revolving credit facility to lower our cost of capital and fund new healthcare real estate investments.  Interest on outstanding borrowings is at a margin of 150 basis points over LIBOR (currently totaling 1.75%) and the unused commitment fee is 35 basis points per annum.  We have the option to extend the maturity to five years.  There is an accordion feature in the credit facility that could increase the total commitment to $300,000,000.  Borrowings on the credit facility were used to pay off and cancel the previous credit facility which bore interest at 250 basis points over LIBOR and had an outstanding balance of $80,125,000 on November 1, 2011.  We also cancelled the previous interest rate swap agreement which fixed $48,125,000 of borrowing on the previous credit facility at an annual interest rate of 3.98%.  The new credit facility is provided by Wells Fargo, Bank of Montreal, and KeyBank, with Pinnacle National Financial Partners as a participating bank.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99	Press release, dated November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: November 2, 2011